Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form 8-K/A of QR Energy, LP of (i) our report dated June 7, 2011 relating to the consolidated financial statements of QA Holdings, LP as of December 31, 2010 and 2009 and for the years then ended and (ii) our report dated November 22, 2011 relating to the statement of revenues and direct operating expenses of the Acquired Melrose Properties for the period from January 1, 2010 to December 21, 2010, both of which appear in such Form 8-K/A.

We also hereby consent to the incorporation by reference in this Form 8-K/A of QR Energy, LP of (i) our report dated May 4, 2011 relating to the consolidated financial statements of QR Energy, LP as of December 31, 2010 and for the period from December 22, 2010 to December 31, 2010; (ii) our report dated May 4, 2011 relating to the consolidated financial statements of QA Holdings, LP as of December 31, 2009, for the year ended December 31, 2009 and for the period from January 1, 2010 to December 21, 2010, both of which appear in QR Energy, LP's Annual Report on Form 10-K filed on May 4, 2011 and (iii) our report dated September 29, 2010 relating to the statement of revenues and direct operating expenses of the Acquired Encore Properties for the three years ended December 31, 2009, which appears in QR Energy, LP's Registration Statement on Form S-1/A dated December 10, 2010.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 22, 2011